EXHIBIT 16

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on Form 8-K of our report dated September 8, 2003, which such report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the Company’s ability to continue as a going concern.

Massella & Associates, CPA, PLLC

Syosset, New York

October 20, 2008

485 UNDERHILL BLVD., SUITE 100. SYOSSET, NY 11791-3434 • TEL: (516) 682-0101 • FAX (516) 682-0440

WWW.SECCPAS.COM

Members of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants